UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 4, 2015

CERULEAN PHARMA INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36395	20-4139823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-9600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2015, Edward Garmey, M.D., Senior Vice President and Chief Medical Officer of Cerulean Pharma Inc. (the “Company”), notified the Company of his decision to resign from his positions (the “Resignation”) with the Company effective immediately (the “Separation Date”). Dr. Garmey’s decision to resign did not involve any disagreement with the Company, the Company’s management or the Board of Directors.

In connection with the Resignation, on September 4, 2015, the Company and Dr. Garmey entered into a Separation Agreement (the “Separation Agreement”), which confirms Dr. Garmey’s resignation from all positions held with the Company. Dr. Garmey has served as Senior Vice President and Chief Medical Officer since 2011, and since that time has provided leadership to the Company on all of its investigator-sponsored trials and company-sponsored trials, including the Company’s ongoing randomized Phase 2 trial comparing the Company’s lead nanoparticle-drug conjugate, CRLX101, in combination with Avastin® versus standard of care in patients with renal cell carcinoma who have received two or three prior lines of therapy.

In recognition of his years of dedicated service, Dr. Garmey will receive (i) cash payments in an amount equal to six months of his 2015 annual base salary, less all applicable taxes and withholdings, to be paid in accordance with the Company’s regular payroll practices, (ii) payment by the Company for up to six months of the share of the premium for group medical insurance under the federal COBRA law that is paid by the Company for active and similarly situated employees and (iii) an extension of the period during which Dr. Garmey may exercise stock options that are vested on the Separation Date to the date that is twelve months after the Separation Date.

In addition, on September 4, 2015 Dr. Garmey and the Company entered into a consulting agreement (the “Consulting Agreement”) pursuant to which Dr. Garmey will serve as a member of the Company’s Medical Advisory Board.

The foregoing descriptions of the Separation Agreement and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the Separation Agreement and the Consulting Agreement, which the Company intends to file with the Securities and Exchange Commission as exhibits to its Quarterly Report on Form 10-Q for the period ending September 30, 2015.

The Company’s Board of Directors appointed Dr. Adrian Senderowicz as Senior Vice President and Chief Medical Officer to succeed Dr. Garmey, effective as of September 4, 2015.

Item 7.01	Regulation FD Disclosure.

On September 8, 2015, the Company issued a press release relating to the departure of Dr. Garmey and the appointment of Dr. Senderowicz. A copy is furnished herewith.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by Cerulean Pharma Inc. on September 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERULEAN PHARMA INC.

Date: September 8, 2015	By:	/s/ Christopher D.T. Guiffre

Christopher D.T. Guiffre
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Cerulean Pharma Inc. on September 8, 2015